Exhibit 10.10

STOCK PURCHASE AGREEMENT
This Stock Purchase Agreement (this “Agreement”) is made as of April 29, 2015 by and between the persons set forth on Exhibit A attached hereto (each an “Investor” and collectively, the “Investors”) and Brazil Minerals, Inc., a Nevada corporation (the “Company”).
WHEREAS, upon the terms and conditions set forth in this Agreement, the Company proposes to issue and sell to each Investor the aggregate number of shares of common stock of the Company (the “Common Stock”) set forth opposite the name of such Investor on Exhibit A hereto for the aggregate purchase price set forth opposite the Investor’s name on Exhibit A hereto.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I

 SALE OF SECURITIES
Subject to the terms and conditions of this Agreement, each Investor agrees to purchase, and the Company agrees to issue and sell to such Investor, the number of shares of Common Stock (the “Shares” or the “Securities”) set forth opposite the name of such Investor on Exhibit A for the aggregate purchase price set forth opposite the Investor’s name on Exhibit A (the “Purchase Price”).
Within 10 business days from actual receipt of payment for the Purchase Price, the Company shall cause its transfer agent to issue and express mail to the Investor the share certificate representing the number of shares purchased by such Investor.

ARTICLE II

 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS
Each Investor hereby represents and warrants to the Company with respect to the purchase of the Securities by such Investor as of the date of this Agreement as follows: The Investor has such knowledge and experience in financial, tax, and business matters so as to enable Investor to evaluate the risks and merits of an investment in the Common Stock. The Investor is acquiring the Securities for investment for Investor’s own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, nor with any present intention of distributing or selling such Securities.  The Investor is aware of the limits on resale imposed by virtue of the transaction contemplated by this Agreement and is aware that the certificates representing the Securities will bear restrictive legends.

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The Investor is financially able to bear the economic risk of an investment in the Securities, including a total loss of investment. Investor has adequate means of providing for the Investor’s current needs and has no need for liquidity in its investment in the Company and has no reason to anticipate any material change in its financial condition in the foreseeable future. The Investor understands that neither the Commission nor any other U.S. federal or state agency has reviewed the proposed offering of the Securities or made any finding or determination of fairness of the offering of the Securities or any recommendation or endorsement of such investment.
The Investor acknowledges that it has not received any information regarding the offering of the Securities or any invitation to attend any seminar or meeting held by the Company, through any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio.
No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of Investor is required in connection with (i) the execution, delivery and performance of this Agreement, (ii) the purchase of the Securities, and (iii) the consummation by the Investor of the transactions contemplated by this Agreement.
Neither the Investor nor any of the Investor’s officers, directors, employees, stockholders, agents or representatives has employed any investment banker, broker, or finder in connection with the transactions contemplated by this Agreement.
ARTICLE III

 MISCELLANEOUS
This Agreement shall be governed in all respects by the laws of the State of California without giving effect to the conflicts of laws principles thereof. All suits, actions or proceedings arising out of, or in connection with, this Agreement or the transactions contemplated by this Agreement shall be brought in any court of competent subject matter jurisdiction sitting in Los Angeles County, California.  All of the representations and warranties made herein shall survive the execution and delivery of this Agreement for one year. The foregoing Securities Purchase Agreement is hereby executed as of the date first above written.
Beginning no sooner than six months from the date of the share issuances made pursuant to this Agreement, provided that the sale of the shares may then be made under Rule 144 and the Investor requests to remove the restrictive legend from its share certificate, the Company shall cause its legal counsel to provide to the Company’s transfer agent one legal opinion per Investor, in connection with Investor’s wishes to have the shares becoming free trading shares.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BRAZIL MINERALS, INC. By: /s/Marc Fogassa Name: Marc Fogassa Title: Chief Executive Officer /s/ Jonathan and Kristen Croxton Jonathan and Kristen Croxton Family Trust Dated September 18, 2009

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EXHIBIT A

Investor	Purchase Price	BMIX Shares Purchased
Jonathan and Kristen Croxton Family Trust Dated September 18, 2009 [address]	$13,500	20,769,231

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